EX-99.1

Explanation of Responses to Table I, Item 4 and Table II, Item 6

1.           Kent C. McCarthy is the manager of Jayhawk Capital Management, L.L.C. (“JCM”), which is the general partner of Jayhawk Private Equity GP, L.P. (“JPE”).  JPE is the general partner of Jayhawk Private Equity Fund, L.P. (“JPEF”) and Jayhawk Private Equity Co-Invest Fund, L.P. (“JPECF”).  JPEF directly and solely owns 1,437,350 shares of the common stock reported in this line.   JPECF directly and solely owns 89,260 shares of the common stock reported in this line.  As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, 1,526,610 shares of the common stock reported in this line.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

2.             JPEF directly and solely owns the 8% Senior Secured Convertible Notes that are initially convertible into 1,517,366 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  JPECF directly and solely owns the 8% Senior Secured Convertible Notes that are initially convertible into 95,537 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, the 8% Senior Secured Convertible Notes that are initially convertible into 1,612,903 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

3.           JPEF directly and solely owns 606,946 of the warrants reported in this line.   JPECF directly and solely owns 38,215 of the warrants reported in this line.   As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, 645,161 of the warrants reported in this line.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

4.             JPEF directly and solely owns the 8% Senior Secured Convertible Notes that are initially convertible into 758,683 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.   JPECF directly and solely owns the 8% Senior Secured Convertible Notes that are initially convertible into 47,768 shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, the 8% Senior Secured Convertible Notes that are initially convertible into 806,451shares of the issuer’s common stock reported in this line, which number of shares is subject to adjustment as set forth in the terms of the 8% Senior Secured Convertible Notes.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.

5.           JPEF directly and solely owns 303,473 of the warrants reported in this line.   JPECF directly and solely owns 19,108 of the warrants reported in this line.   As a result, JPE, JCM, and Mr. McCarthy each indirectly beneficially owns, in the aggregate, 322,581 of the warrants reported in this line.  Each reporting person disclaims beneficial ownership of the reported securities except to the extent of such reporting person's pecuniary interest therein.